EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT effective the 13th day of July, 2011

AMONG:

Z & G ENTERPRISES LLC, a limited liability company incorporated under the laws of the State of Nevada (“Z&G”)

AND:

APEX CONSOLIDATED LLC, a limited liability company incorporated under the laws of the State of Nevada

(“Apex” and together with Z&G, the “Vendors”)

AND:

INTERNATIONAL GOLD CORP., a body corporate incorporated under the laws of the State of Nevada (the “Purchaser”)

AND:

CORMACK CAPITAL GROUP LLC, a limited liability company incorporated under the laws of the State of Nevada (the “Company”)

WHEREAS the Vendors presently hold one hundred percent (100%) of the membership interests in and to the Company represented by the membership certificates of the Company and the Company has certain indirect interests in a mineral property and equipment as listed in Schedule 1.1 annexed hereto;

WHEREAS the Purchaser is a public company reporting in the United States and Canada;

WHEREAS the Purchaser wishes to purchase from the Vendors all of the issued and outstanding membership interests of the Company on the terms and conditions herein contained;

WHEREAS the purchase price for the membership interests of the Company will be paid in shares of common stock of the Purchaser and certain cash consideration, as set out herein; and

WHEREAS following such purchase, the Purchaser will own all of the membership interests, and the membership certificates evidencing such interests, of the Company.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

1.1           Definitions

For the purposes of this Agreement, the following capitalized terms shall have the meanings set out in this Article 1:

“45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators, and its companion policy and forms thereto.

“Affiliate” of the Company or the Purchaser, as the case may be, means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company or the Purchaser, as the case may be.

“Applicable Securities Laws” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Payment Shares to the Vendors.

“Area of Interest” means all lands within two miles radius from the outside boundaries of the Property as they exist as of the date of this Agreement.  The Area of Interest also will apply to the boundaries of the Property upon the acquisition of new ground.

“Business” means the business currently and heretofore carried on by the Company or the Purchaser, as the case may be.

“Business Day” means a day, excluding Saturday and Sunday, on which banking institutions are open for business in Vancouver, British Columbia.

“Cash Consideration” has the meaning set out in Section 2.2(b).

“Change of Control” means the acquisition, directly or indirectly, of beneficial ownership of voting shares that results in a holding of more than 20% of the issued and outstanding voting shares of the Company or the Purchaser, as the case may be, by a third party, other than in connection with this Agreement or the Interim Private Placement.

“Charter” means the certificate and articles of incorporation (as amended), statute, constitution, joint venture or partnership agreement, articles, notice of articles, bylaws or other constituting document of any Person other than an individual, each as from time to time amended or modified.

“Claim” has the meaning set out in Section 9.4.

“Closing” means the closing of the purchase and sale of the Membership Interests between the Vendors and the Purchaser and related transactions pursuant to the terms of this Agreement.

“Closing Date” means August 15, 2011 or such other date as the Company and the Purchaser may agree in writing.

“Closing Time” means 10:00 a.m. (Vancouver time) on the Closing Date.

“Company” has the meaning ascribed to it on the face page of this Agreement.

“Company Assets” means all of the assets of the Company, including all of the issued and outstanding shares of MSO.

“Membership Interests” has the meaning set out in Section 2.1.

“Company Financial Statements” has the meaning set out in Section 3.14.

“Company Parties” has the meaning set out in Section 9.1.

“Control” in respect of a Person (including the terms “controlled by” and “under common control with”), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or by other arrangement.

“Direct Claim” has the meaning set out in Section 9.4.

“Distribution” means: (a) the declaration or payment of any dividend in cash, securities or property on or in respect of any class of shares of a Person or its Subsidiaries; (b) the purchase, redemption or other retirement of any shares of a Person or its Subsidiaries, directly or indirectly; or (c) any other distribution on or in respect of any class of shares of a Person or its Subsidiaries.

“Dollars” and “$” means United States dollars.

“Encumbrance” means any encumbrance of any kind whatever (registered or unregistered) and includes a royalty, profit interest, security interest, lien, charge, hypothec, pledge, mortgage, hypothecation, security interest under applicable legislation, trust or deemed trust (whether contractual, statutory or otherwise arising), and a voting trust or pooling agreement with respect to securities.

“Environmental Laws” has the meaning set out in Section 3.22.

“Finder” means Goal Capital Inc.

“Finder’s Fee” means the finder’s fee of 5,000,000 Purchaser Common Shares to be issued to the Finder upon Closing of this Agreement, subject to compliance with applicable securities laws.

“Generally accepted accounting principles” or “GAAP” means United States generally accepted accounting principles.

“Government Authority” means any government in the United States, Canada, Mexico or any other government and any agency, or department, tribunal, board, commission, court or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, as well as any arbitrator, arbitration tribunal or other tribunal or other quasi-governmental or private body exercising any regulatory, expropriation or taxation authority under or for the account of any of the foregoing, including any authority regulating the Business.

“Indebtedness” means all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with GAAP), contractual and otherwise, which in accordance with GAAP should be classified on the balance sheet of the Person who owes the obligation as liabilities, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all agreements of guarantee, support, indemnification, assumption or endorsement and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; (d) obligations to reimburse issuers of any letters of credit; and (e) capital leases.

“Indemnified Party” has the meaning set out in Section 9.4.

“Indemnifying Party” has the meaning set out in Section 9.4.

“Interim Private Placement” means the issuance by the Purchaser of up to ten million (10,000,000) Private Placement Shares by way of a non-brokered private placement, for minimum gross proceeds of  five hundred thousand dollars ($500,000).

“Laws” mean all federal, provincial, state, municipal or local laws, rules, regulations, statutes, by-laws, ordinances, policies or orders of any federal, provincial, state, regional or local government or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Losses” means all losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising out of or relating to any Claim but specifically excluding all loss of profits, punitive damages and consequential damages of all types and any amounts which would result in the duplication of indemnification for any Claim.

“Material Adverse Effect” in respect of a Person means any change, effect, event, occurrence, condition or development that has or could reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the business, operations, results of operations, assets, capitalization or financial condition of such Person, other than any changes related to the economy or the industry in which the Person carries on business.

“MSO” means Minera Sol de Oro S.A. de C.V., a private corporation incorporated under the laws of Mexico and owner of the Property.

“Parties” means all the parties to this Agreement.

“Payment Shares” has the meaning set out in Section 2.2.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Private Placement Shares” means a Purchaser Common Shares pursuant to the Interim Private Placement at a price of $0.05 per share.

“Property” means the four mineral concessions covering 15,979.6 hectares known as the Huizopa Property, located approximately 60 kilometers southwest of the town of Madera, and 260 kilometers west of the city of Chihuahua in northern Mexico and the equipment, as detailed in Schedule 1.1.

“Purchaser Assets” means all of the assets of the Purchaser.

“Purchaser Common Shares” means shares of common stock in the capital of the Purchaser, par value $0.0001 per share.

“Purchase Price” has the meaning set out in Section 2.2.

 “Purchaser’s Public Documents” means all documents filed by the Purchaser with U.S. Securities and Exchange Commission on EDGAR.

“Recognized Exchange” means the TSX, TSX Venture Exchange, Canadian National Stock Exchange or any other recognized Canadian exchange.

“Subsidiary” means with respect to a Person, any entity (whether or not incorporated) of which such Person, directly or indirectly, owns or exercises control or direction over at least 50% of the equity interests or voting securities or interests sufficient to elect a majority of the board of directors (or similar body for non-corporate entities).

“Tax” or “Taxes” means any tax, including all federal, state, provincial, municipal, local, territorial and other taxes, imposts, rates, levies, assessments and government fees, charges or dues levied, assessed, or imposed by any Government Authority or taxing authority of Canada or the United States or any province, state or jurisdiction contained therein, including income taxes, net proceeds taxes, surtaxes, alternative or minimum taxes, excise taxes, withholding taxes, payroll and employee withholding taxes, employment insurance, pension plan premiums, workers’ compensation payments, employer health taxes, sales taxes, goods and services taxes, transfer fees, levies, charges, business or property taxes, land transfer taxes, capital taxes, customs and import duties, and other governmental charges of any kind whatsoever, and includes additions to taxes, interest, fines and penalties with respect thereto.

“Third Party” has the meaning set out in Section 9.6.

“Third Party Claim” has the meaning set out in Section 9.4.

“U.S. Person” has the meaning set out in Regulation S of the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Vendors Certificate” means the Vendors Certificate in the form attached as Schedule 4.5 hereto.

1.2           Knowledge

The expression “to the knowledge of” or a similar phrase shall mean the knowledge of the Person based on the receipt of written notice addressed to the Person or the actual knowledge of any senior officer of the Person.

1.3           Schedules

All of the Schedules referred to herein form an integral part of this Agreement.

ARTICLE 2

AGREEMENT TO PURCHASE AND SELL

2.1           Purchase and Sale of the Membership Interests

Subject to the terms and conditions hereof and in reliance on the representations and warranties set out or referred to herein, at the Closing Time, the Vendors agree to sell, transfer and assign to the Purchaser one hundred percent (100%) of the issued and outstanding membership interests in the Company (the “Membership Interests”) and the Purchaser agrees to purchase such Membership Interests from the Vendors.

2.2           Payment of Purchase Price

The Purchase Price (the “Purchase Price”) for the Membership Interests to be acquired by the Purchaser from the Vendors at the Closing Time shall consist of the following:

(a)
the issuance to the Vendors and/or their nominees, subject to compliance with applicable securities laws, of a total of twenty five million (25,000,000) Purchaser Common Shares on the Closing Date at a deemed price equal to the price per share of the most recent private placement offering completed by the Purchaser prior to the Closing Date (the “Payment Shares”); and

(b)	an aggregate cash payment equal to $150,000 (the “Cash Consideration”) consisting of:

(i)
$75,000 which shall be paid and satisfied by setting-off the Vendor's indebtedness to the Purchaser pursuant to the loan advanced to MSO on June 17, 2011 as a demand loan (the “Loan”), and including all accrued and unpaid interest thereunder up to the Closing Date; and

(ii)	a further a cash payment of $75,000 payable to MSO on or before Closing.

Notwithstanding the foregoing, the Purchaser acknowledges and agrees that upon Closing of this Agreement the Loan plus the second cash payment referred to in 2.2(b)(ii) above in the aggregate of $150,000 will be fully satisfied and extinguished and the Purchaser will remise, release and forever discharge the Vendors from any and all obligations relating to such amount provided that if Closing is not completed, such amount shall be payable to the Purchaser together with interest computed on the outstanding daily principal balance of the Loan plus cash payment at the rate of 5% per annum, calculated monthly, not in advance, and on the date that is 60-calendar days from the date hereof and secured by the assets of the Company.

2.3           Resale Restrictions

(a)	The Vendors agree to abide by all applicable resale restrictions, escrow restrictions and hold periods imposed by Applicable Securities Laws and/or a Recognized Exchange, if applicable.

(b)
The Vendors and the Company acknowledge that the Purchaser has advised the Vendors and the Company that the Purchaser is relying on an exemption from the prospectus requirements of the Applicable Securities Laws, and, as a consequence, the Vendors will not be entitled to certain protections, rights and remedies available under Applicable Securities Laws, including statutory rights of rescission or damages, and the Vendors will not receive information that would otherwise be required to be provided to the Vendors pursuant to Applicable Securities Laws.

2.4           Closing and Delivery of Documents

(a)	The Closing shall take place at the offices of Heenan Blaikie LLP at the Closing Time on the Closing Date, or as the Company and the Purchaser may otherwise agree.

(b)	Subject to the satisfaction of the conditions set out in Article 7:

(i)	The Vendors shall deliver to the Purchaser at the Closing Time the Company Membership Certificates to be acquired from the Vendors, duly endorsed in blank for transfer; and

(ii)	The Purchaser shall deliver the Payment Shares to the Vendors set out in Section 2.2 and advance the Cash Consideration to MSO as set out in Section 2.2.

2.5           Escrow

In addition to section 2.3, the Vendors acknowledge that Payment Shares acquired by the Vendors pursuant to this Agreement may be subject to escrow pursuant to the policies of a Recognized Exchange discussed in section 2.3.  If required, the Vendors agree to abide by all escrow requirements imposed by a Recognized Exchange and agree to enter into the requisite form of escrow agreement as required by such an exchange.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE VENDORS

The Company and the Vendors hereby jointly and severally represent and warrant to and in favour of the Purchaser, and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the purchase of Membership Interests, the following:

3.1           Organization and Existence

The Company is a limited liability corporation duly incorporated, organized and validly existing under the laws of the State of Nevada.  The Company is in good standing under the corporate laws of each state, province, territory or other jurisdiction in which it carries on business.  No proceedings have been instituted or are pending for the dissolution or liquidation of the Company.

MSO is an entity duly incorporated, organized and validly existing under the laws of its incorporation or continuation.  MSO is in good standing under the laws of each jurisdiction in which it carries on business.  No proceedings have been instituted or are pending for the dissolution or liquidation of the MSO.

3.2           Corporate Power and Authority

The Company has all requisite corporate power, authority and capacity to own, lease and operate the Company Assets and to carry on its Business as now conducted by it.  The Company has all corporate power and capacity to execute and deliver this Agreement and to consummate the transactions and otherwise perform its obligations under this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company and, if required, by its shareholders and no other corporate proceedings or approvals on the part of the Company or its shareholders are necessary to authorize this Agreement.

3.3           Subsidiaries

The Company does not have any Affiliates or wholly-owned or majority owned Subsidiaries, except MSO. MSO is a direct wholly-owned subsidiary of the Company. At the Closing Time, the Company will legally and beneficially own and control all of securities of MSO with good and marketable title thereto, free of any charge, mortgage, lien, hypothec, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise at law, attaching to property, interests or rights.  Furthermore, no person or entity (other than the Purchaser) has any agreement, right, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, right, option, or commitment of any nature, for the purchase, assignment or other transfer of such securities and any certificates representing same.

3.4           Corporate Books

The Company has made available to the Purchaser correct and complete copies of its minute books, including its Charter, all amendments to its Charter, the names and titles of all of its officers and directors, and its membership register.  The Company is not in violation of its Charter.

3.5           Authorized Capital

As at the date of this Agreement and at the Closing Time, the Company membership certificates representing the Membership Interests will be issued and outstanding. The Company membership certificates representing the Membership Interests are and will be duly authorized, issued and outstanding. As at the date of this Agreement and at the Closing Time no other securities of the Company will be issued and outstanding.

3.6           Membership Interests

Immediately prior to the Closing Time, the Vendors will own one hundred percent (100%) of the  Membership Interests as all of the holders of record, and the membership certificates representing such interest will constitute the only issued and outstanding securities of the Company at such time.  At the Closing Time, the Vendors will legally and beneficially own and control all of Membership Interests sold by the Vendors pursuant to this Agreement with good and marketable title thereto, free of any charge, mortgage, lien, hypothec, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise at law, attaching to property, interests or rights.  No person or entity (other than the Purchaser) has any agreement, right, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, right, option, or commitment of any nature, for the purchase, assignment or other transfer from the Vendors of any of the Membership Interests or the membership certificates representing same.

3.7           Information

All current and historical data and information provided by the Company, at the request of the Purchaser and its agents and representatives, to the Purchaser and its agents and representatives was and is complete and true and correct in all material respects.  All forward-looking information is, to the best of the Company’s knowledge, based upon reasonable assumptions.

3.8           Authorization

Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will:  (a) conflict with or result in a breach of or create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of: (i) any statute, rule or regulation, which breach would be material to the Company; (ii) any Applicable Securities Laws; (iii) the Charter or resolutions of the directors (or any committee thereof) or membership holders of the Company which are in effect at the date hereof; (iv) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound, which breach would be material to the Company; or (v) any judgment, decree or order binding the Company or the Company Assets, which breach would be material to the Company; (b) require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, securities association or other third party, except: (i) such as have been obtained; or (ii) such as may be required under all Applicable Securities Laws; or (c) give rise to any lien, charge or claim in or with respect to the Company Assets or the acceleration of or the maturity of any debt or claim for payment under any indenture, mortgage, lease, agreement or instrument binding or affecting the Company or any of the Company Assets.

3.9           No Other Agreement to Purchase

Other than as set out in Schedule 3.9 annexed hereto, there are no agreements, options, warrants, rights of conversion or other rights binding upon or which at any time in the future may become binding upon the Company to issue any membership interests or any securities convertible or exchangeable, directly or indirectly, into any Membership Interests.  There are no membership holder agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of all or any of Membership Interests.

3.10           No Material Adverse Change

Other than as disclosed to the Purchaser, as at the date of this Agreement there has occurred no changes in the Business, prospects, operations, results of operations, the Company Assets, capitalization or condition (financial or otherwise) of the Company, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not, which could reasonably be expected to have a Material Adverse Effect on the Company.

3.11           Indebtedness

Other than disclosed in Schedule 3.15, there are no loans or other liabilities of the Company and/or MSO outstanding in favour of the Vendors, or any former membership holder of the Company and/or MSO, or any party related to them, nor are there any loans outstanding or other amounts due to the Company from any such persons, for an amount over $5,000 on an individual basis or $10,000 in the aggregate.

3.12           Indebtedness to Officers, Directors and Others

The Company and/or MSO is not indebted to any director, officer, employee or consultant of the Company, except for amounts payable in the ordinary course of business, and if such amount is over $5,000 on an individual basis or $10,000 in the aggregate.

3.13           Taxes

The Company and/or MSO as of June 30, 2011 does not owe any Taxes to the federal government, a state government, a municipal government or any other Government Authority, other than in the ordinary course of business and where the payment of such Taxes would not have a Material Adverse Effect on the Company.

3.14           Reports and Company Financial Statements

(a)
The Company has made available to the Purchaser true and complete copies of the unaudited consolidated balance sheet of the Company as of June 30, 2011 and the related audited consolidated balance sheets, statements of operations and cash flows of the Company for the financial years ended December 31, 2010 and 2009 (collectively, the “Company Financial Statements”).

(b)
The Company Financial Statements delivered under Section 3.14(a) were prepared in accordance with GAAP, the balance sheet included in such the Company Financial Statements fairly presents the financial condition of the Company as at the close of business on the date thereof, and the statement of operations included in the Company Financial Statements fairly presents the results of operations of the Company for the fiscal period then ended.

(c)	There was no Indebtedness of the Company as of June 30, 2011 other than that disclosed in the balance sheet of the Company as of June 30, 2011.

3.15           Material Contracts

(a)
Annexed hereto as Schedule 3.15 is a true, complete and accurate list of all outstanding material contracts, agreements and commitments entered into by the Company and/or MSO which are in writing or have been orally agreed to by the Company, including:

(i)	all written contracts with any officer, director, employee or consultant of the Company,

(ii)
all plans, contracts or arrangements providing for the grant of stock options or share purchase arrangements, bonuses, pensions, deferred or incentive compensation, retirement, Change of Control or severance payments, profit-sharing, insurance or other benefit plans or programs for any employee, officer, consultant or director of the Company,

(iii)	all option agreements or property-acquisition agreements,

(iv)	all joint venture agreements and agreements involving a sharing of profits,

(v)	all royalty agreements,

(vi)	all lease agreements,

(vii)	all agreements relating to any Encumbrances granted against the Company Assets,

(viii)	all agreements respecting non-competition matters,

(ix)	all agreements respecting confidentiality matters,

(x)	all agreements respecting any Indebtedness over $5,000 on an individual basis or $10,000 in the aggregate contracted by the Company, and

(xi)	all other material contracts entered into by the Company.

(b)
All contracts, agreements, benefit plans, leases and commitments required to be disclosed to the Purchaser pursuant to this Section 3.15 are legally-binding obligations of the Company and/or MSO as applicable, enforceable against the Company and/or MSO in accordance with the respective terms and provisions thereof, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought, and the Company and/or MSO is not in breach or violation of, or default under, the terms of any such contract, agreement, plan, lease or commitment, except where such breach, violation or default would not have a Material Adverse Effect on the Company and/or MSO, and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute, such a breach, violation or default by the Company and/or MSO.

3.16           Title to Assets

(a)	The Company does not own any real property.

(b)
All the Company Assets are owned legally and beneficially by the Company and/or MSO with good and marketable title thereto, free and clear of all Encumbrances whether contingent or absolute, except as set out in Schedule 3.16 annexed hereto.

(c)	To the knowledge of the Company:

(i)	the Property is properly and accurately described in Schedule 1.1,

(ii)	none of the Company, the Vendors and MSO has an interest in any other mineral rights which are located wholly or in part within the Area of Interest,

(iii)
there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting the Company Assets that, if adversely resolved or determined, would have a Material Adverse Effect on the Company Assets and there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect,

(iv)	MSO holds all permits, licences, consents and authorities issued by any government or Governmental Authority which are necessary in connection with ownership of the Property,

(v)
there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, and the Company has not received any notice of same and is not aware of any basis on which any such orders or direction could be made,

(vi)	MSO is the registered owner of the Property and the MSO has not entered into any agreements with any party with respect to the Property.

(vii)
there are no rights of first refusal, back in rights, bump up rights, abandonment rights or other rights, options or elections under the any instrument or agreement which would affect MSO’s or the Company’s right, title and interest in and to the Property,

(viii)
neither the Company nor MSO has received any notice or has any knowledge of any proposal to terminate or vary the terms of or rights attaching to the Property from any government or other regulatory authority,

(ix)
MSO’s ownership of the Property is in compliance with, is not in default or violation in any material respect under, and neither the Company or MSO has been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation in connection with the MSO’s ownership of the Property,

(x)
the Company’s and/or MSO’s ownership of the Company Assets is in compliance with, is not in default or violation in any material respect under, and the Company and/or MSO has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation in connection with the Company’s ownership of the Company Assets,

(xi)
with respect to the Property, MSO has duly filed all reports and returns required to be filed with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of the Company, threatened, and none of them will be adversely affected by the entry into this Agreement,

(xii)
the Company and/or MSO has duly filed all reports and returns required to be filed with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement and all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of the Company, threatened, and none of them will be adversely affected by the entry into this Agreement,

(xiii)
MSO has held the Property in material compliance with all laws, rules, statutes, ordinances, orders and regulations and neither MSO nor the Company has received any notice of any violation thereof, nor is the Company aware of any valid basis therefore,

(xiv)
the Company has held the Company Assets in material compliance with all laws, rules, statutes, ordinances, orders and regulations and the Company has not received any notice of any violation thereof, nor is the Company aware of any valid basis therefore,

(xv)
there is no adverse claim or challenge against or to the ownership of or title to any part of the Company Assets and, to the knowledge of the Company, there is no basis for such adverse claim or challenge which may affect the Company Asset,

(xvi)	the Company has provided the Purchaser with copies of all of the material information relating to the Company Assets of which it has respective knowledge,

(xvii)	the Property has been properly staked, located, recorded and/or acquired pursuant to Applicable Laws and the Property is in good standing,

(xviii)	the Property is not subject to any mining royalties other than as disclosed in Schedule 3.16 otherwise, and

(xix)
to the best of the Company’s knowledge, there is no fact or circumstance known to the Company which has not been disclosed to the Purchaser which would render any of the foregoing representations and warranties untrue, incomplete or otherwise misleading.

3.17           Necessary Licenses and Permits

The Company and/or MSO has/have all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, provincial or local, required, in the case of the Company to own and lease the Company Assets, and in the case of MSO to own or lease, and to conduct its business as now conducted, except where the failure to hold the foregoing would not have a Material Adverse Effect on the Company.  Other than those required in the ordinary course of business, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement: (a) to avoid the loss of any material license, permit, consent, concession or other authorization or any material Company Asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto, or (b) to enable the Company to hold and enjoy the same immediately after the Closing Date in the conduct of its Business as conducted prior to the Closing Date.

3.18           Compliance with Law

The Company and/or MSO is not in default under, or in violation of, and has not violated (and failed to cure) any law including, without limitation, laws relating to the issuance or sale of securities, privacy and intellectual property or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of the Company Assets, except where such default or violation would not have a Material Adverse Effect on the Company.  The Company has not received any notification alleging any material violations of any of the foregoing with respect to which adequate corrective action has not been taken, except where the failure to take such corrective action would not have a Material Adverse Effect on the Company.

3.19           Employees

Other than as disclosed in the list of the Company’s employees set out in the Schedule 3.19 annexed hereto, the Company does not have any employees or consultants and there are no agreements, written or oral, between the Company and any other party relating to payment, remuneration or compensation for work performed or services provided or payment relating to a Change of Control or other event in respect of the Company, other than disclosed in Schedule 3.19.

3.20           Intangible Property

(a)	The Company does not own any intellectual property assets.

(b)
To the Company’s knowledge, the operation of the Business of the Company does not infringe upon, misappropriate or conflict in any way with any intellectual property assets owned or held by any other person.

3.21           Litigation

There is no suit, claim, action, proceeding or, to the knowledge of the Company, investigation pending or threatened against or affecting the Company, any of the Company Assets or any officer or director of the Company in his capacity as an officer or director thereof, which could reasonably be expected to result in any liability to the Company.

3.22           Environmental Laws

Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company: (a) the Company is not in violation of any applicable law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Environmental Laws”); (b) to the knowledge of the Company, upon due inquiry, MSO has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; and (c) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against MSO.

3.23           Insurance

The Company has no insurance.

3.24           Employee Benefit Plans

The Company does not have any employee benefit plans (or any plan which may be in any way regarded as an employee benefit plan) of any nature whatsoever nor has it ever had any such plan.

3.25           Location of Office

The location of the Company’s registered office is set out in Schedule 3.25 and all of its corporate books and records are located at such addresses.  The location of all other offices both operational and administrative are set out in Schedule 3.25.

3.26           No Limitations

There is no non-competition, exclusivity or other similar agreement, commitment or understanding in place, whether written or oral, to which the Company is a party or is otherwise bound that would now or hereafter, in any way limit the Business, use of the Company Assets or operations of the Company.

3.27           Regulatory Compliance

The Company is in compliance with all regulatory orders, directives and decisions that have application to the Company except where such non-compliance would not have a Material Adverse Effect on the Company and the Company has not received notice from any governmental or regulatory authority that the Company is not in compliance with any such regulatory orders, directives or decisions.

3.28           Non-Arm’s Length Transactions

(a)
the Company has not made any payment or loan to, nor has it borrowed any monies from nor is it otherwise indebted to, any officer, director, employee, membership holder or any other Person with whom the Company is not dealing at arm’s length nor any Affiliate of any of the foregoing, except for usual compensation paid in the ordinary course of business consistent with past practice; and

(b)
the Company is not a party to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom the Company is not dealing at arm’s length nor any Affiliate of any of the foregoing.

3.29         Enforceability

The execution and delivery by the Company and the Vendors of this Agreement and any other agreement contemplated by this Agreement will result in legally-binding obligations of such Parties enforceable against them in accordance with the respective terms and provisions hereof, except as limited by bankruptcy, insolvency, reorganization, moratorium, and to other laws affecting or relating to the rights of creditors.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE VENDORS

Each of the Vendors severally represents and warrants to the Purchaser that:

4.1           Capacity

Each Vendor has the corporate power and authority to own and hold its respective Membership Interests, to enter into this Agreement and to perform its obligations under this Agreement.

4.2           Execution and Delivery

This Agreement and any other agreement contemplated by this Agreement has been duly authorized, executed and delivered by each Vendor and will result in legally binding obligation of each Vendor enforceable against each Vendor in accordance with the respective terms and provisions hereof and thereof subject, however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

4.3           Ownership

Each Vendor is the registered and beneficial owner its respective portion of all the Membership Interests in accordance with Schedule 1, free and clear of any Encumbrances.  Upon the completion of the Closing, except for the rights of the Purchaser pursuant to this Agreement with respect to the Membership Interests, there will be no outstanding options, calls or rights of any kind binding on any Vendor relating to or providing for the purchase, delivery or transfer of any of its Membership Interests.

4.4           No Violation

The execution and delivery of this Agreement, the sale of the Membership Interests to the Purchaser and the performance, observance or compliance with the terms of this Agreement by each Vendor will not violate, constitute a default under, conflict with, or give rise to any requirement for a waiver or consent under:

(a)	any provision of law or any order of any court or other governmental, regulatory or administrative authority or agency applicable to that Vendor;

(b)	the Charter of that Vendor, if a Vendor is a corporate entity;

(c)	any provision of any agreement, instrument or other obligation to which that Vendor is a party or by which that Vendor is bound; or

(d)
any applicable judgment, writ, decree, order, law, statute, rule or regulation applicable to that Vendor, except where such default or the failure to obtain such waiver or consent would not have a Material Adverse Effect.

4.5           Vendor U.S. Certificate

The Vendors shall complete and deliver to the Purchaser duly executed copies of the Vendors Certificate upon execution of this Agreement.  The Vendors represent and warrant that all the representations, warranties and acknowledgments of the Vendors in the Vendors Certificate are true as of the date of the Agreement and will be true as of the Closing Date.

4.6           Transfer of Payment Shares by U.S. Persons

The Payment Shares to be issued, have not been, and will not be registered under the U.S. Securities Act.  Accordingly, such securities may be offered, sold or otherwise transferred after the Closing only:

(a)	to the Purchaser;

(b)	outside the United States in compliance with Rule 904 of Regulation S, if available;

(c)	in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws; or

(d)	in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and in the circumstances set forth in clause (c) or (d) of this Section 4.6 , the holder of such securities has prior to such transfer furnished to the Purchaser an opinion of counsel of recognized standing in form and substance satisfactory to the Purchaser.  If the securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Purchaser is a “foreign issuer” as defined in Regulation S at the time of sale, the legend set forth above may be removed by providing an executed declaration or representation letter to the registrar and transfer agent for shares of Payment Shares, and, if requested by the Purchaser or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Purchaser and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any such securities are being sold otherwise than in accordance with Regulation S and other than to the Purchaser, the legend may be removed by delivery to the Purchaser and the transfer agent of an opinion of counsel, of recognized standing reasonably satisfactory the Purchaser, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; and provided further, that the failure of certificates representing such securities to contain such legends shall not affect the enforceability of restrictions set forth in this Section 4.6, except as otherwise provided by applicable law.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to and in favour of the Company and the Vendors, and acknowledges that the Company and the Vendors are relying upon such representations and warranties in connection with the sale and purchase of the Membership Interests, the following:

5.1           Organization and Existence

The Purchaser is a corporation duly incorporated, organized and validly existing under the laws of the State of Nevada.  The Purchaser is in good standing under the corporate laws of each state or other jurisdiction in which it carries on business.  No proceedings have been instituted or are pending for the dissolution or liquidation of the Purchaser.

5.2           Corporate Power and Authority

The Purchaser has all requisite corporate power, authority and capacity to own, lease and operate the Purchaser Assets and to carry on its Business as now conducted by it.  The Purchaser has all corporate power and capacity to execute and deliver this Agreement and to consummate the transactions and otherwise perform its obligations under this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Purchaser and, if required, by its shareholders and no other corporate proceedings or approvals on the part of the Purchaser or its shareholders are necessary to authorize this Agreement.

5.3           Subsidiaries

The Purchaser does not have any Subsidiaries or Affiliates.

5.4           Corporate Books

The Purchaser has made available to the Company correct and complete copies of its minute books, including its Charter, all amendments to its Charter, the names and titles of all of its officers and directors, and its securities register.  The Purchaser is not in violation of its constating documents.

5.5           Authorized Capital

At the Closing Time and assuming the issuance of ten million (10,000,000) Private Placement Shares in the Interim Private Placement and the Finder’s Fee, the authorized capital of the Purchaser will consist of one hundred million (100,000,000) Purchaser Common Shares, of which forty six million two hundred and fifty thousand (46,250,000) Purchaser Common Shares will be issued and outstanding.  The Payment Shares issuable on Closing to the Vendors, Purchaser Common Shares to be issued as a Finder’s Fee and the Interim Private Placement Shares issuable to the investors in the Interim Private Placement, if completed, will be duly authorized, issued and outstanding as fully paid and non-assessable shares.

5.6           Information

All current and historical data and information provided by the Purchaser, at the request of the Company and its agents and representatives, to the Company and its agents and representatives was and is complete and true and correct in all material respects.  All forward-looking information is, to the best of the Purchaser’s knowledge, based upon reasonable assumptions.

5.7           Authorization

Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will:  (a) conflict with or result in a breach of or create a state of facts which, after notice or lapse of time or both, will result in a breach by the Purchaser of: (i) any statute, rule or regulation, which breach would be material to the Purchaser; (ii) any Applicable Securities Laws; (iii) the Charter or resolutions of the directors (or any committee thereof) or shareholders of the Purchaser which are in effect at the date hereof; (iv) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Purchaser is a party or by which it is bound, which breach would be material to the Purchaser; or (v) any judgment, decree or order binding the Purchaser or the property or the Purchaser Assets, which breach would be material to the Purchaser; (b) require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, securities association or other third party, except: (i) such as have been obtained; or (ii) such as may be required under all Applicable Securities Laws; or (c) give rise to any lien, charge or claim in or with respect to the properties of the Purchaser or the Purchaser Assets or the acceleration of or the maturity of any debt or claim for payment under any indenture, mortgage, lease, agreement or instrument binding or affecting the Purchaser or any of the Purchaser Assets.

5.8           No Other Agreement to Purchase

Other than as disclosed in the Purchaser’s Public Documents, there are no agreements, options, warrants, rights of conversion or other rights binding upon or which at any time in the future may become binding upon the Purchaser to issue any Purchaser Common Shares or any securities convertible or exchangeable, directly or indirectly, into any Purchaser Common Shares.  To the Purchaser’s knowledge, there are no shareholders’ agreements, pooling agreements, voting trusts nor other agreements or understandings with respect to the voting of all or any Purchaser Common Shares.

5.9           No Material Adverse Change

Other than as disclosed in the Purchaser’s Public Documents, since June 14, 2011, there has occurred no change in the Business, prospects, operations, results of operations, the Purchaser Assets, capitalization or condition (financial or otherwise) of the Purchaser, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not, which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

5.10           Indebtedness

Other than as disclosed in the Purchaser’s Public Documents, there are no loans or other liabilities of the Purchaser outstanding or in favour of any shareholder or former shareholder of the Purchaser, or any party related to them, nor are there any loans outstanding or other amounts due to the Purchaser from any such persons.

5.11           Absence of Certain Changes

Since June 30, 2011, and other than as disclosed in the Purchaser’s Public Documents and as set out in this Agreement, the Purchaser has not (except as specifically contemplated herein or disclosed in writing to the Company):

(a)
issued, sold, pledged, hypothecated, leased, disposed of, encumbered or agreed to issue, sell, pledge, hypothecate, lease, dispose of or encumber any shares or other securities or any right, option or warrant with respect thereto;

(b)	amended or proposed to amend its Charter;

(c)	split, combined or reclassified any of its securities or declared or made any Distribution;

(d)
entered into or amended any employment or services contract with any director, officer or senior management employee, created or amended any employee benefit plan, or made any changes or increases in the base compensation, bonuses, management fees, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants, other than in the ordinary course of business;

(e)	suffered any damage, destruction or loss (whether or not covered by insurance) affecting the Purchaser’s Business or any of the Purchaser Assets;

(f)	made any capital expenditures, additions or improvements or commitments for the same other than those required in the ordinary course of business;

(g)	other than in the ordinary course of business: (i) entered into any contract, commitment or agreement under which it has outstanding Indebtedness; or (ii) made any loan or advance to any Person;

(h)
acquired or agreed to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or the Purchaser Assets or otherwise) any Person, or other business organization or division or acquired or agreed to acquire any material assets;

(i)	entered into any material contracts regarding its business operations, including joint ventures, partnerships or other arrangements;

(j)
created any stock option, bonus or other compensation plan, paid any bonuses or made any awards of cash, stock or other, deferred or otherwise, or deferred any compensation to any of its directors or officers, other than in the ordinary course of business;

(k)	made any material change in accounting procedures or practices;

(l)	mortgaged, hypothecated or pledged any of the Purchaser Assets, or subjected any of the Purchaser Assets to any Encumbrance;

(m)
other than in the ordinary course of business, entered into any agreement or arrangement granting any rights to purchase or lease any of the Purchaser Assets or rights or requiring the consent of any Person to the transfer, assignment or lease of any of the Purchaser Assets or rights;

(n)	entered into any other material transaction, or any amendment of any contract, lease, agreement or license which is material to its Business;

(o)	sold, leased, subleased, assigned or transferred (by tender offer, exchange offer, merger, amalgamation, sale of shares or the Purchaser Assets or otherwise) any of the Purchaser Assets;

(p)	entered into any agreement resulting in a Change of Control of the Purchaser;

(q)	other than in the ordinary course of business, cancelled, waived or compromised any Indebtedness or claims, including any accounts payable and receivable;

(r)	settled any outstanding claim, dispute, litigation matter, or tax dispute;

(s)	entered into any undisclosed related-party transaction; or

(t)	entered into any agreement or understanding to do any of the foregoing.

5.12           Taxes

The Purchaser does not owe any Taxes to the federal government, a state government, a municipal government or any other Government Authority, other than in the ordinary course of business and where the payment of such Taxes would not have a Material Adverse Effect on the Purchaser.

5.13           Material Contracts

All of the contracts material to the Purchaser have been disclosed in the Purchaser’s Public Documents in accordance with the continuous disclosure requirements of Applicable Securities Laws.

5.14           Title to Assets

(a)	The Purchaser does not own any real property.

(b)
All the Purchaser Assets are owned legally and beneficially by the Purchaser with good and marketable title thereto, free and clear of all Encumbrances whether contingent or absolute, except as disclosed in the Purchaser Financial Statements or as provided for herein.

5.15           Intangible Property

(a)	The Purchaser does not own any intellectual property assets.

(b)
To the Purchaser’s knowledge, the operation of the Business of the Purchaser does not infringe upon, misappropriate or conflict in any way with any intellectual property assets owned or held by any other Person.

5.16           Necessary Licenses and Permits

The Purchaser has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, provincial, or local, required to own and lease its properties and the Purchaser Assets and to conduct its business as now conducted, except where the failure to hold the foregoing would not have a Material Adverse Effect on the Purchaser.  Other than those required in the ordinary course of business, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement: (a) to avoid the loss of any material license, permit, consent, concession or other authorization or any material Purchaser Asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto, or (b) to enable the Purchaser to hold and enjoy the same immediately after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

5.17           Compliance with Law

The Purchaser is not in default under, or in violation of, and has not violated (and failed to cure) any law including, without limitation, laws relating to the issuance or sale of securities, privacy and intellectual property, or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or the Purchaser Assets, except where such default or violation would not have a Material Adverse Effect on the Purchaser.  The Purchaser has not received any notification alleging any material violations of any of the foregoing with respect to which adequate corrective action has not been taken, except where the failure to take such corrective action would not have a Material Adverse Effect on the Purchaser.

5.18           Employees

Other than as disclosed in the list of the Purchaser’s Public Documents, the Purchaser does not have any employees and there are no agreements, written or oral, between the Purchaser and any other party relating to payment, remuneration or compensation for work performed or services provided or payment relating to a Change of Control or other event in respect of the Purchaser.

5.19           Litigation

There is no suit, claim, action, proceedings or, to the knowledge of the Purchaser, investigation pending or threatened against or affecting the Purchaser, or any of the Purchaser Assets or properties, or any officer or director thereof in his or her capacity as an officer or director thereof, which could reasonably be expected to result in liability to the Purchaser.

5.20           Environmental Laws

Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Purchaser: (a) the Purchaser is not in violation of any Environmental Laws; (b) the Purchaser has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; and (c) to the knowledge of the Purchaser, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Purchaser.

5.21           Insurance

The Purchaser has no insurance.

5.22           Location of Office

The Purchaser’s head office is located at Suite 1720, 1111 West Georgia St. Vancouver, B.C. V6E 4M3, except for documents maintained at the office of the Purchaser’s legal counsel, all of its corporate books and records are located at such address.

5.23           No Limitations

Except as disclosed in the Purchaser’s Public Documents, there is no non-competition, exclusivity or other similar agreement, commitment or understanding in place, whether written or oral, to which the Purchaser is a party or is otherwise bound that would now or hereafter, in any way limit the Business, use of the Purchaser Assets or operations of the Purchaser.

5.24           Regulatory Compliance

The Purchaser is in compliance with all regulatory orders, directives and decisions that have application to the Purchaser except where such non-compliance would not have a Material Adverse Effect on the Purchaser and the Purchaser has not received notice from any governmental or regulatory authority that the Purchaser is not in compliance with any such regulatory orders, directives or decisions.

5.25           Non-Arm’s Length Transactions

Except as otherwise disclosed to the Company:

(a)
the Purchaser has not made any payment or loan to, nor has it borrowed any monies from nor is it otherwise indebted to, any officer, director, employee, shareholder or any other Person with whom the Purchaser is not dealing at arm’s length nor any Affiliate of any of the foregoing, except for usual compensation paid in the ordinary course of business consistent with past practice; and

(b)
the Purchaser is not a party to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom the Purchaser is not dealing at arm’s length nor any Affiliate of any of the foregoing.

5.26           Enforceability

The execution and delivery by the Purchaser of this Agreement and any other agreement contemplated by this Agreement will result in legally-binding obligations of the Purchaser enforceable against the Purchaser in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium, and to other laws affecting or relating to the rights of creditors.

ARTICLE 6

COVENANTS

6.1           Filings

The Purchaser, the Company and the Vendors shall prepare and file any filings required under any applicable laws or rules and policies of regulatory bodies relating to the transaction contemplated hereunder.  The Purchaser covenants and agrees to take, in a timely manner, all commercially-reasonable actions and steps necessary in order that the distribution of Payment Shares to the Vendors is exempt from the prospectus requirements of Applicable Securities Laws.

6.2           Additional Agreements

Each of the Parties agrees to use its commercially-reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereunder and to cooperate with each other in connection with the foregoing, including using commercially-reasonable efforts to:

(a)	obtain all necessary waivers, consents and approvals from other Parties to material agreements, leases and other contracts or agreements;

(b)	obtain all necessary consents, approvals, and authorizations as are required to be obtained under any Laws;

(c)	defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transaction contemplated hereunder;

(d)	lift or rescind any injunction or restraining order or other remedy adversely affecting the ability of the Parties to consummate the transaction contemplated hereunder;

(e)	effect all necessary registrations and other filings and submissions of information requested by any Governmental Authorities; and

(f)	comply with all provisions of this Agreement.

For purposes of the foregoing, the obligations of the Parties to use “commercially-reasonable best efforts” to obtain waivers, consents and approvals to leases, loan agreements and other contracts shall not include any obligation to agree to a materially-adverse modification of the terms of such documents or to prepay or incur additional material obligations to such other Parties (and the Company and the Purchaser are expressly prohibited from doing so).

6.3           Access to Information

(a)
Upon reasonable notice, the Company shall afford to the Purchaser’s directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested) during normal business hours and at such other time or times as the Parties may reasonably request from the date hereof and until the earlier of the Closing Date and the termination of this Agreement to the properties, books, contracts and records as well as to management personnel of the Company as the Purchaser may require or reasonably request.

(b)
Upon reasonable notice, the Purchaser shall afford to the Company’s directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested) during normal business hours and at such other time or times as the Parties may reasonably request from the date hereof and until the earlier   of the Closing Date and the termination of this Agreement to the properties, books, contracts and records as well as to management personnel of the Purchaser as the Company may require or reasonably request.

6.4           Conduct of Business of the Company

The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), except as required by law or as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)
the Business of the Company shall be conducted only in the ordinary course of business and consistent with past practice, and the Company shall use all commercially-reasonable efforts to maintain and preserve its Business, the Company Assets and business relationships; and

(b)	the Company shall not (unless otherwise contemplated herein or with the written consent of the Purchaser):

(i)	issue, sell, pledge, hypothecate, lease, dispose of or encumber any shares of any class or other securities or any right, option or warrant with respect thereto,

(ii)	amend or propose to amend its Charter,

(iii)	split, combine or reclassify any of its securities or declare or make any Distribution,

(iv)
enter into or amend any employment or services contracts with any director, officer or senior management employee, create or amend any employee benefit plan, make any change or increases in the base compensation, bonuses, management fees, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants, including the Vendors, other than in the ordinary course of business,

(v)
make any capital expenditures, additions or improvements or commitments for the same which individually or in the aggregate exceed ten dollars ($10,000), unless the Purchaser provides a written consent otherwise,

(vi)	other than in the ordinary course of business: (A) enter into any contract, commitment or agreement under which it has outstanding Indebtedness; or (B) make any loan or advance to any Person,

(vii)
acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or the Company Assets or otherwise) any Person or other business organization or division or acquire or agree to acquire any material assets,

(viii)	enter into any material contracts regarding its business operations, including joint ventures, partnerships or other arrangements,

(ix)
create any stock option, bonus or other compensation plan, pay any bonuses or make any awards of cash, stock or other, deferred or otherwise, grant any stock options, or defer any compensation to any of its directors or officers,

(x)	make any material change in accounting procedures or practices,

(xi)	mortgage, pledge or hypothecate any of the Company Assets or subject any of the Company Assets to any Encumbrance,

(xii)
other than in the ordinary course of business, enter into any agreement or arrangement granting any rights to purchase any of the Company Assets or rights or requiring the consent of any Person to the transfer or assignment any the Company Assets or rights,

(xiii)	enter into any other material transaction, or any amendment of any contract, lease, agreement, license or sublicense which is material to its Business,

(xiv)	sell assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or the Company Assets or otherwise) any of the Company Assets,

(xv)	enter into any agreement resulting in a Change of Control of the Company,

(xvi)	other than in the ordinary course of business, cancel, waive or compromise any Indebtedness or claims, including any accounts payable and receivable,

(xvii)	settle any outstanding claim, dispute, litigation matter or tax dispute,

(xviii)	transfer any of the Company Assets to the Vendors or assume any Indebtedness from the Vendors or enter into any other related-party transactions, or

(xix)	enter into any agreement or understanding to do any of the foregoing.

6.5           Conduct of Business of the Purchaser

The Purchaser covenants and agrees that, during the period from the date of this Agreement until the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, unless the Company shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), except as required by law or as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)
the Business of the Purchaser shall be conducted only in the ordinary course of business and consistent with past practice, and the Purchaser shall use its commercially-reasonable efforts to maintain and preserve its Business, the Purchaser Assets and business relationships; and

(b)	the Purchaser shall not (unless otherwise contemplated herein):

(i)
except for the issuance of the Purchaser Common Shares upon the due exercise of outstanding Purchaser Options and Purchaser Warrants, or any portion of the Finder’s Fee payable in Purchaser Common Shares, issue, sell, pledge, hypothecate, lease, dispose of or encumber any shares of any class or other securities or any right, option or warrant with respect thereto,

(ii)	amend or propose to amend its Charter,

(iii)	split, combine or reclassify any of its securities or declare or make any Distribution,

(iv)
enter into or amend any employment or services contracts with any director, officer or senior management employee, create or amend any employee benefit plan, make any change or increases in the base compensation, bonuses, management fees, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants, other than in the ordinary course of business,

(v)	make any capital expenditures, additions or improvements or commitments for the same except in the ordinary course of business,

(vi)	other than in the ordinary course of business: (A) enter into any contract, commitment or agreement under which it has outstanding Indebtedness; or (B) make any loan or advance to any Person,

(vii)
acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or the Purchaser Assets or otherwise) any Person or other business organization or division or acquire or agree to acquire any material assets,

(viii)	enter into any material contracts regarding its business operations, including joint ventures, partnerships or other arrangements,

(ix)
create any stock option, bonus or other compensation plan, pay any bonuses or make any awards of cash, stock or other, deferred or otherwise, grant any stock options, or defer any compensation to any of its directors or officers,

(x)
make any material change in accounting procedures or practices, except for any arrangements made in connection with the changeover to International Financial Reporting Standards as required by Applicable Securities Laws,

(xi)	mortgage, pledge or hypothecate any of the Purchaser Assets or subject any of the Purchaser Assets to any Encumbrance,

(xii)
other than in the ordinary course of business, enter into any agreement or arrangement granting any rights to purchase or lease any of the Purchaser Assets or rights or requiring the consent of any Person to the transfer, assignment or lease of any such the Purchaser Assets or rights,

(xiii)	enter into any other material transaction, or any amendment of any contract, lease, agreement, license or sublicense which is material to its Business,

(xiv)	sell, lease, sublease, assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or the Purchaser Assets or otherwise) any of the Purchaser Assets,

(xv)	enter into any agreement resulting in a Change of Control of the Purchaser,

(xvi)	other than in the ordinary course of business, cancel, waive or compromise any Indebtedness or claims, including any accounts payable and receivable,

(xvii)	settle any outstanding claim, dispute, litigation matter, or tax dispute, or

(xviii)	enter into any agreement or understanding to do any of the foregoing.

6.6           Covenants of the Company

As soon as practicable after the date of this Agreement, and in any event prior to ten (10) days prior to the Closing Date, the Company shall exercise its best efforts to prepare and deliver to the Purchaser, all of the Company’s financial statements, audited or otherwise, required to be submitted or filed by the Purchaser to any Government Authority or the Exchange in connection with the transactions contemplated hereunder;

6.7           Notification

Between the date of this Agreement and the Closing Date, each of the Parties to this Agreement will promptly notify the other Parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other Parties a supplement to the Schedules specifying such change.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.8           Collection of Personal Information

The Vendors acknowledge and consent to the fact that the Company may be required to collect the personal information of the shareholders of the Vendors for the purposes set out in Schedule 6.9 annexed hereto which may be disclosed by the Company to:

(a)	securities regulatory authorities;

(b)	the Company’s registrar and transfer agent;

(c)	tax authorities; and

(d)	authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

By executing this Agreement, and, if required, each Vendor that is a corporate entity will collect a signed consent from its shareholders, which consent will consent to the collection, use and disclosure of each shareholders’ personal information and to the retention of such personal information for as long as permitted or required by law or business practice.  An officer of the Purchaser is available to answer questions about the collection of personal information by the Purchaser.

ARTICLE 7

CONDITIONS PRECEDENT

7.1           Purchaser’s Closing Conditions

The Purchaser’s obligation to complete the transactions contemplated herein, including the obligation to pay the Purchase Price to, and to acquire the Membership Interests from, the Vendors, on the Closing Date pursuant to Article 2 are subject to compliance by the Company and the Vendors with their agreements herein contained and to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)	Encumbrances. Any outstanding Encumbrances in respect of the Membership Interests shall have been discharged.

(b)
Charter Documents and Certificate of Corporate Existence.  The Purchaser shall have received from the Company a copy, certified by a duly-authorized officer of the Company to be true and complete as of the Closing Date, of the Charter of the Company.

(c)
Proof of Corporate Action.  The Purchaser shall have received from the Company copies, certified by a duly-authorized officer thereto to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereunder.

(d)
Due Diligence.  The Purchaser, and its agents and representatives, shall have conducted and completed to the Purchaser’s satisfaction, acting reasonably, a legal and financial due diligence investigation of the Company and the Property.

(e)
Financial Statements and Business Plan. The Purchaser shall have received all required financial statements of the Company required to be included in the Company’s Current Report on Form 8-K (the “Form 8-K”) to be filed within four business days of Closing and any other business information respecting the Company required pursuant to the Form 8-K requirements.

(f)
Legal Opinion.  The Purchaser shall have received from Mexican counsel to MSO, a favourable opinion with respect to the corporate existence of MSO and a title opinion on the Company Assets owned by MSO dated within two business days of the Closing Date.

(g)
Representations and Warranties.  The representations and warranties of the Company and the Vendors contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made at such time, and the Purchaser shall have received on the Closing Date certificates to this effect signed by an authorized officer of the Vendors and by an authorized officer of the Company.

(h)
Covenants.  All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors and the Company at or before the Closing Date shall have been complied with or performed and the Purchaser shall have received on the Closing Date a certificate to this effect signed by an authorized officer of the Company and an authorized officer of the Vendors.

(i)	Interim Private Placement. The Interim Private Placement shall have closed, pursuant to which the Purchaser shall have raised gross proceeds of up to five hundred thousand dollars ($500,000).

(j)
No Material Adverse Change.  No change shall have occurred in the business, affairs, financial condition or operations of the Company between the execution of this Agreement and the Closing Date which would have a Material Adverse Effect.

(k)
No Action or Proceeding.  No bona fide legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the consummation of the transactions contemplated hereunder, or any part of it, or the right of the Company or the Purchaser from and after the Closing Time to conduct, expand and develop the Business of the Company.

(l)
Consents. The Purchaser receiving all requisite consents from Brigus Gold Corp., a Yukon Territory corporation, with respect to an acquisition agreement dated December 23, 2010 between the Company and Brigus Gold Corp., or any other required third party or regulatory consents required to consummate the transaction.

(m)
General.  All instruments and corporate proceedings in connection with this Agreement and the transaction contemplated herein shall be satisfactory in form and substance to the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all documents, including, without limitation, all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement, records of corporate or other proceedings, opinions of counsel and consents which the Purchaser may have reasonably requested in connection therewith.

The agreements, certificates, documents, other evidence of compliance and opinions described in this Section Article 7 shall be in form and substance satisfactory to the Purchaser, acting reasonably, and shall, except as otherwise provided, be delivered to the Purchaser at the Closing; provided, however, any one or more of the foregoing conditions may be waived in writing by the Purchaser.

7.2           The Company and the Vendors’ Closing Conditions

The respective obligation of the Company and the Vendors to complete the transactions contemplated herein, including the obligation of the Vendors to transfer and assign to the Purchaser, the Membership Interests in exchange for the Purchase Price pursuant to Article 2 is subject to compliance by the Purchaser with its agreements herein contained and to the satisfaction, on or before the Closing Date of the following conditions:

(a)
Charter Documents and Certificate of Corporate Existence.  The Vendors and the Company shall have received from the Purchaser: (i) a copy, certified by a duly-authorized officer of the Purchaser, to be true and complete as of the Closing Date, of the Charter of the Purchaser; and (ii) a copy, certified by a duly-authorized officer of the Purchaser, to be true and complete as of the Closing Date, of the Articles and Notice of Articles thereof.

(b)
Proof of Corporate Action.  The Vendors and the Company shall have received from the Purchaser copies, certified by a duly-authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement.

(c)
Due Diligence.  The Company, and its agents and representatives, shall have conducted and completed to the Company’s satisfaction, acting reasonably, a legal and financial due diligence investigation of the Purchaser.

(d)
Representations and Warranties.  The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made at such time, and the Vendors and the Company shall have received on the Closing Date a certificate to this effect signed by one authorized officer of the Purchaser.

(e)
Covenants.  All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing Date shall have been complied with or performed and the Company shall have received on the Closing Date a certificate to this effect signed by an authorized officer of the Purchaser.

(f)	Interim Private Placement. The Interim Private Placement shall have closed pursuant to which the Purchaser shall have raised gross proceeds of up to five hundred thousand dollars ($500,000).

(g)
No Material Adverse Change.  No change shall have occurred in the business, affairs, financial condition or operations of the Purchaser between the execution of this Agreement and the Closing Date which would have a Material Adverse Effect.

(h)	Consents. All required approvals, consents, authorizations and waivers relating to the transactions herein shall have been obtained.

(i)
No Action or Proceeding.  No bona fide legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the right of the Company or the Purchaser from and after the Closing Time to conduct, expand and develop the Business of the Company.

(j)	Director Appointments. The appointment of Joseph Green and James Zecher as directors of the Purchaser.

(k)
Consulting Agreements. The Purchaser entering into consulting agreements with Joseph Green and Jesus Quintana on reasonable terms with respect to certain consulting services to be provided by Mr. Green and Mr. Quintana in connection with the Property.

(l)
General.  All instruments and corporate proceedings in connection with the transactions contemplated hereunder shall be satisfactory in form and substance to the Vendors, the Company and their counsel, acting reasonably, and the Vendors and the Company shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel and consents which the Vendors and the Company may have reasonably requested in connection therewith.

The agreements, certificates, documents, other evidence of compliance and opinions described in this Section 7.2 shall be in form and substance satisfactory to the Vendors and the Company, acting reasonably, and shall, except as otherwise provided, be delivered to the Vendors and the Company at the Closing; provided, however, any one or more of the foregoing conditions may be waived in writing by the Company and the Vendors.

7.3           Closing Deliveries

Subject to Section 7.2(j) , as at the Closing Time, the Purchaser shall deliver:

(a)	to the Company, share certificates representing the Payments Shares, registered in the names of the Vendors or their nominees in accordance with Section 2.2 hereof;

(b)
to the Vendors, a certificate executed by a director or officer of the Purchaser certifying the truth and accuracy of the Purchaser’s representations and warranties as if such are made as of the Closing Date;

(c)
duly approved and executed consulting agreements between the Purchaser and each of Joseph Green and Jesus Quintana on reasonable terms with respect to certain consulting services to be provided by Mr. Green and Mr. Quintana in connection with the Property.

(d)	share certificates representing the Finder’s Fee registered in the name of the Finder and/or its nominee; and

(e)	certified resolutions approving the transactions contemplated herein and the appointment of Joseph Green and James Zecher as directors of the Purchaser.

Subject to section 7.1(l), as at the Closing Time, each Vendor shall deliver to the Purchaser:

(a)	membership certificate(s) representing its respective Membership Interests, duly endorsed for transfer to the Purchaser, or with a duly signed and completed transfer power of attorney;

(b)	a duly executed Schedule 4.5 signed by each Vendor;

(c)	a certificate executed by each Vendor certifying the truth and accuracy of the Vendor’s representations and warranties as if such are made as of the Closing Date.

Subject to section 7.1(l), as at the Closing Time, the Company shall deliver to the Purchaser:

(d)	consents to act as directors of the Purchaser from Joseph Green and James Zecher;

(e)	certified resolutions of the Company approving the transactions contemplated herein; and

(f)	a certificate executed by the Company certifying the truth and accuracy of the Company’s representations and warranties as if such are made as of the Closing Date.

  ARTICLE 8

  TERMINATION

8.1           Termination

This Agreement may be terminated by written notice given by the terminating party to the other Parties hereto, at any time prior to the Closing:

(a)	by mutual written consent of each of the Vendors, the Company and the Purchaser;

(b)
by either: (i) the Vendors or the Company, on the one hand; or (ii) the Purchaser, on the other hand, if there has been a material misrepresentation, breach or non-performance by the other party of any material representation, warranty, covenant or obligation contained in this Agreement, which could reasonably be expected to have a Material Adverse Effect on the other party, provided the breaching party has been given notice of and thirty (30) days in which to cure any such misrepresentation, breach or non-performance;

(c)
by either the Vendors or the Company, on the one hand, or the Purchaser, on the other hand, if a condition for the terminating party’s benefit, as set out in Article 7 hereto, has not been satisfied or waived on or before August 15, 2011; or

(d)
by either the Vendors or the Company, on the one hand, or the Purchaser, on the other hand, if the Closing has not occurred or been waived on or before August 15, 2011 (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party where failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by such date).

8.2           Effect of Termination

In the event of the termination of this Agreement as provided in this Article 8, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of the Parties hereunder except with respect to Sections 2.2, 8.2, 10.1 and 14.6 and Article 9 and Article 13, which will survive such termination.  Other than as expressly provided herein, in the event of such termination, no party shall have any liability resulting from the termination of this Agreement, except for any liability arising from the fraud or wilful misconduct of such party in connection with the termination of this Agreement.

ARTICLE 9

INDEMNIFICATION

9.1           Indemnification by the Company

(a)
The Company, on behalf of its respective successors and assigns, as applicable, (who for the purposes of this Article 9 shall be included in all references to the “Company Parties”) agree to indemnify and save harmless the Purchaser, and its Affiliates and its officers, directors, employees and representatives (collectively, the “Purchaser Indemnified Parties”) from all Losses suffered or incurred by the Purchaser Indemnified Parties as a result of or arising out of or in connection with: (i) any breach by any of the Company Parties of or any inaccuracy of any representation or warranty of the Company Parties contained in Article 3 of this Agreement or in any agreement, instrument, certificate or other document delivered by any of the Company Parties pursuant thereto; and (ii) any breach or non-performance by any of the Company Parties of any obligation to be performed by any of them which is contained in this Agreement or in any agreement, certificate or other document delivered by any of the Company Parties pursuant hereto.

(b)
Each of the Company Parties shall be jointly and severally liable for all Losses payable to the Purchaser pursuant to Section 9.1(a), provided that the maximum amount of Losses that the Purchaser Indemnified Parties will be entitled to recover pursuant to Section 9.1(a) from each of the Company Parties or its respective successor or assign, as applicable, shall be equal to the amount of $25,000.

9.2           Indemnification by the Vendors

(a)
The Vendors, severally, and on behalf of their respective successors and assigns, as applicable, (who for the purposes of this Article 9 shall be included in all references to the “Vendor Parties”) agree to indemnify and save harmless the Purchaser Indemnified Parties from all Losses suffered or incurred by the Purchaser Indemnified Parties as a result of or arising out of or in connection with: (i) any breach by any of the Vendors of or any inaccuracy of any representation or warranty of the Vendors contained in Article 4 of this Agreement or in any agreement, instrument, certificate or other document delivered by any of the Vendors pursuant thereto; and (ii) any breach or non-performance by any of the Vendors of any obligation to be performed by any of them which is contained in this Agreement or in any agreement, certificate or other document delivered by any of the Vendors pursuant hereto.

(b)
Each of the Vendors shall be severally liable for all Losses payable to the Purchaser pursuant to Section 9.2(a) provided that the maximum amount of Losses that the Purchaser Indemnified Parties will be entitled to recover pursuant to Section 9.2(a) from each of the Company Parties or its respective successor or assign, as applicable, shall be equal to the amount of the Purchase Price received or receivable by it.

9.3           Indemnification by the Purchaser

(a)
The Purchaser agrees to indemnify and save harmless the Company Parties and their respective officers, directors, employees and representatives (collectively, the “Company Indemnified Parties”) from all Losses suffered or incurred by any of the Company Indemnified Parties as a result of or arising directly or indirectly out of or in connection with: (i) any breach by the Purchaser of or any inaccuracy of any representation or warranty of the Purchaser contained in Article 5 of this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; and (ii) any breach or non-performance by the Purchaser of any obligation to be performed by it which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

(b)
The Purchaser shall be liable for all Losses payable to the Company Indemnified Parties pursuant to Section 9.3(a), provided that the maximum amount of Losses that the Company Indemnified Parties will be entitled to recover from the Purchaser, in the aggregate, pursuant to Section 9.3(a), shall be equal to the amount of the Purchase Price paid by the Purchaser.

9.4           Notice of Claim

In the event that a party (the “Indemnified Party”) shall become aware of any claim, proceeding or other matter (a “Claim”) in respect of which another party (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party.  Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonable detail (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

9.5           Direct Claims

With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have thirty (30) days in which to make such investigation of the Claim as is considered necessary or desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request.  If both parties agree at or prior to the expiration of such thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in accordance with the applicable provisions of the Arbitration Act (British Columbia).

9.6           Third Party Claims

With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s reasonable and direct out-of-pocket expenses as a result of such participation or assumption.  If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences).  If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.  If any Third Party Claim is of a nature such that:

(a)	the Indemnified Party is required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction; or

(b)
it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices in respect of a Third Party Claim relating to any contract which is necessary to the ongoing operations of the Company or any material part thereof by a reasonable and prudent operator in substantially the same manner in which it has heretofore been operated by the Company in order to preserve the rights of the Indemnified Party under any material contract, to make a payment to any person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment.  If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.  If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was reasonable in the circumstances having regard to the amount and merits of the Third Party Claim, such dispute shall be submitted to arbitration in accordance with the applicable provisions of the Arbitration Act (British Columbia).

9.7            Settlement of Third Party Claims

If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed.  Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

9.8           Co-operation

The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

9.9           Exclusivity

The provision of this Article 9 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 9; provided, however, that nothing contained herein shall prevent an Indemnified Party from bringing a claim based on fraud.

9.10           Treatment of Payments

Any amount required to be paid by the Vendors to the Purchaser pursuant to this Article 9 shall be considered as a reduction and reimbursement of a portion of the consideration paid by the Purchaser to the Vendors in respect of the Membership Interests purchased pursuant to this Agreement.

9.11           Insurance

The Indemnified Party shall use reasonable efforts, consistent with past practices, to recover Losses from its insurance carriers, if applicable, provided that such efforts may take place before and/or after recovery of indemnification hereunder and the obligation to use reasonable efforts consistent with past practices shall not delay or affect entitlement to indemnification hereunder.  It is acknowledged by the Purchaser that it has been advised that the Company and the Vendors do not intend to maintain insurance following the Closing Date to cover any such Losses.

9.12           Failure to Give Timely Notice

A failure to give timely notice as provided in this Article 9 shall not affect the rights or obligations of any party under this Article 9 except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

9.13           Reductions and Subrogation

If the amount of any Losses at any time subsequent to the making of an indemnity payment pursuant to this Article 9 is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith) shall promptly be repaid by the Indemnified Party to the Indemnifying Party.  Upon making a full indemnity payment pursuant to this Article 9, the Indemnifying Party shall, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Losses to which such indemnity payment relates but only if the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Losses.  Until the Indemnified Party recovers full payment of its Losses, any and all claims of the Indemnifying Party against any such third party on account of such indemnity payment shall be postponed and subordinated in right of payment to the Indemnified Party’s rights against such third party.  Without limiting the generality or effect of any other provision hereof, the Indemnified Party and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

9.14           Effect of the Indemnification

(a)
The payment to the Purchaser Indemnified Parties of any amount pursuant to a Claim shall be treated as an adjustment to the Purchase Price paid for the Membership Interests purchased pursuant to this Agreement.

(b)
The amount of any Losses shall be adjusted to take account of (i) Tax payable by the Indemnified Party arising from the receipt of payments in respect of such Losses under this Agreement (taking into account any Taxes which would be payable on the amount of such payments) and (ii) any Tax benefit realized by the Indemnified Party or any subsidiary by reason of the Losses for which payment is so made or the circumstances giving rise to such Losses, and, for this purpose, any Tax benefit shall be taken into account at such time as it is received by the Indemnified Party or any subsidiary.

ARTICLE 10

TRANSACTION COSTS

10.1           Transaction Costs

All costs incurred by the Company, the Vendors and the Purchaser, as the case may be, in connection with this Agreement, including legal fees, financial advisor fees and all disbursements by such Parties and their advisors shall be paid by the Company, the Vendors and the Purchaser, respectively.

ARTICLE 11

POST-CLOSING MATTERS

11.1           Regulatory Filings

The Company and the Vendors covenant to assist the Purchaser with any requisite filings with any Government Authority or the Exchange upon the completion of the transactions contemplated herein.

ARTICLE 12

NOTICES

12.1           Notices

Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a fax or electronic transmission capable of reproducing a printed copy) addressed as provided below: (a) when actually delivered or faxed to said address, (b) in the case of electronic transmission when transmitted; or (c) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the Canadian mail, postage prepaid and registered or certified:

If to the Purchaser, then to the following address:

International Gold Corp.
Suite 1720, 1111 West Georgia St. Vancouver, B.C. V6E 4M3
Attention:  Robert M. Baker

or at such other address as the Purchaser shall have specified by notice actually received by the addressor.

In the case of notice or other communication delivered to the Company or the Vendors, then to the following address:

Cormack Capital Group LLC
P.O. Box 60190
Reno, Nevada

Attention:  Joseph Green, James Zecher and Alexander Green

or at such other address as the Company or the Vendors shall have specified by notice actually received by the addressor.

ARTICLE 13

SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES, TRANSFER

13.1           Survival of Covenants, Agreements, Etc.

All covenants, agreements, indemnities, representations and warranties made herein to the Purchaser or the Vendors and the Company or in any other document referred to herein or delivered to the Purchaser or the Vendors and the Company pursuant hereto shall be deemed to have been relied on by the Purchaser and the Vendors and the Company, as the case may be, notwithstanding any investigation made by the Purchaser or the Vendors and the Company, and shall survive the execution and delivery of this Agreement, the delivery to the Purchaser by the Vendors of the Membership Interests and the delivery by the Purchaser to the Vendors of the Purchase Price; provided that any claim for a breach of the representations and warranties made by the Vendors, the Company or the Purchaser pursuant to this Agreement, is made before the expiration of two (2) years from the Closing Date or the date on which the Agreement is terminated in accordance with Article 8.

ARTICLE 14

MISCELLANEOUS

14.1           Amendments and Waivers

Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the Vendors, the Company and the Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective.  Any amendment or waiver effected in accordance with this Section 14.1 shall be binding upon the Vendors, the Company and the Purchaser pursuant to this Agreement.

14.2           Governing Law

This Agreement shall be exclusively governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns.

14.3           Further Assurances

The Vendors, the Company and the Purchaser, upon the request of any other party hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete the transactions contemplated herein.

14.4           Time

Time shall be of the essence of this Agreement.

14.5           Assignment

This Agreement may not be assigned by any of the Parties hereto without the prior written consent of the other Parties hereto, such consents not to be unreasonably withheld or delayed.

14.6           Public Announcement; Disclosure

None of the Company or the Vendors shall make any public announcement concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the Parties relating to the matters contemplated herein without the prior consent of the Purchaser, which consent shall not be unreasonably withheld, and the Purchaser shall not make any public announcement concerning this Agreement or the matters contemplated herein, its discussions or any other memoranda, letters or agreements between the Parties relating to the matters contemplated herein without the prior consent of the Company, which consent shall not be unreasonably withheld, provided that no party shall be prevented from making any disclosure which is required to be made by law or any rules of a stock exchange or similar organization to which it is bound.

14.7           Entire Agreement, Counterparts, Section Headings

Other than as specifically provided for herein, this Agreement sets forth the entire understanding of the Parties hereto and supersedes any prior written or oral understandings with respect thereto, including, without limitation, the letter agreement between the Company and the Purchaser dated February 8, 2011.  This Agreement may be executed by facsimile or other electronic means capable of reproducing a printed copy and in one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

14.8           Regulatory Approval

This Agreement is subject to regulatory approval, including, without limitation, final acceptance of the Exchange.

14.9           Currency

Unless expressly stated otherwise, all monetary amounts set out in this Agreement are in Canadian funds.

14.10           Independent Legal Advice

Each Vendor acknowledges that it has had independent legal advice regarding the execution of this Agreement, or has been advised of its respective right to obtain independent legal advice, and if it has not in fact obtained independent legal advice, each Vendors acknowledges herewith that it understands the contents of this Agreement and that it is executing the same voluntarily and without pressure from the other Parties or anyone on its behalf.

14.11           Force Majeure

The obligations of the Parties hereto and the time frames established in this Agreement shall be suspended to the extent and for the period that performance is prevented by any cause beyond any party’s reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of God, laws, regulations, orders, proclamations or requests of any governmental authority, inability to obtain on reasonable terms required permits, licenses, or other authorizations, or any other matter similar to the above.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement July 13, 2011.

INTERNATIONAL GOLD CORP.

Per:

Authorized Signatory

CORMACK CAPITAL GROUP LLC

Per:

Authorized Signatory

Z & G ENTERPRISES LLC

Per:

Authorized Signatory

APEX CONSOLIDATED LLC

Per:

Authorized Signatory

Schedule 1

List of Vendors

Full Name of Vendor	Percentage Interest Held in the Company	Company Membership Certificate No.
Z & G Enterprises LLC	50%
Apex Consolidated LLC	50%
TOTAL	100%

1

Schedule 1.1

THE EQUIPMENT AND PROPERTIES

A.           THE PROPERTIES

The Huizopa Property is located in the Sierra Madre Occidental Mountains in the state of Chihuahua, northern Mexico at Latitude 28° 53' 04" North, Longitude 108° 38' 39" West.  It is about 60 km southwest of the town of Madera, and 260 km west of the city of Chihuahua.  The Dolores Gold Mine of Minefinders Corporation Ltd. is about 16 km to the northeast and the Mulatos Gold Mine of Alamos Gold is about 34 km to the southwest.  The Target land position consists of four mining concessions totaling 15,979.6 hectares.  The immediate region of the mining concessions is covered by the Chabacan H12 D58 and Tarachi H12 D57 1:50,000 topographic sheets.  The mining concessions are described below in Table 1.

Concession	Title number	Municipality	Recording Date	Expiry Date	Hectares
Donna	218163	Madera, Chihuahua	October 11, 2002	October 10, 2052	550
Rosa	215321	Madera, Chihuahua	February 14, 2002	February 15, 2052	1,640.7
Huizopa	224874	Madera, Chihuahua	June 21, 2005	June 20, 2055	10,600
Heimpel	230204	Madera, Chihuahua	July 31, 2007	July 30, 2057	3,188.9
Total					15,979.6

B.           THE EQUIPMENT

10 x 10 mining timbers
AC units 2
Air strip fire extinguisher
Apartment beds 2
Apartment small refrigerator
Back packs
Barbed wire
BBQ grill
Bench grinder 2
Blenders 2
Bread machines 2
Brunton compasses 3
Camp food inventory
Camp bedding

1

Camp stoves
Camp chairs
Camp tables
ACR Personal Locator Beacon
Camp cots
Camp freezers 2
Camp refrigerator 3
Cell phones 3
Cement
Chain saws 4
Computer router
Convection oven
Core logging benches
Core saw
Core boxes
Crane, small
Desk top computers 3
Desk calculators
Diesel fuel
Diesel generators 2
Diesel filters
Digital and file cameras
Dining room tent
Document scanner
Dodge 2007 RAM 2500
Dodge 2006 RAM 4000
Drums, 55 gal
DSL equipment
DVD player
Electric fans
Electric heaters 2
External hard drives
Fax machine 2
Fence posts
Field office tent
Film scanner
First aid kits
Flash drives
Flatbed scanners 2
Gas cans, 5 gal.
Gasoline cans, 50 liter
Gasoline hand pump 2
Gasoline generators 2
Gasoline fuel
Handheld radios
Handheld GPS units
Hip chains
HP plotters 2
Industrial grill
Ink jet printers 2
Internet signal booster
Iridium satellite telephones 3
Jet fuel
Kitchen tent
Large sleeping tents on platforms 10

2

Large propane tanks
Large water tanks 3
Laser printers 2
Library books
Map rack
Microscope
Microwave oven 2
Office freezer
Office tent
Office refrigerator
Oregon spine splint
Plastic shelves
Plastic stacking drawers
Pots and pans
Propane heaters
Ready Berms 3
Rock hammers
Sample bags
Sample tags
Satellite equipment
Satellite TV connection
Security camera system
Silva compasses
SKED stretcher
Sleeping bags
Sleeping pads
Small tents
Small propane tanks
Small storage sheds 2
Small electric grills
Software
Spare tires
Spare wire
Steel shelving
Sunto
Telephone answering machine
Time clock
Toasters 2
Topcon GPS
Topcon total station
Trailer 2004
Truck tools boxes 3
TVs 2
UPS units
Various office/apartment folding tables
Various tarps
Various filing cabinets
Various hand tools
Various power tools
Various foot lockers
Various notebook computers
Wall photos
Wall tent frame
Washing machine
Water system

3

Water heaters
Water purification equipment
Wireless telephones
XM radios 3

4

Schedule 3.9

Agreements to Purchase

Nil.

1

Schedule 3.15

Company Material Contracts

•	See attached Acquisition Agreement effective December 23, 2010 between the Company and Brigus Gold Corp.

1

Schedule 3.16

Title to Assets

Attached

1

Schedule 3.19

Company Employees and Consultants

Green consulting contract (attached)

Quintana consulting contract

1

Schedule 3.25

Company Location of Office

Cormack Capital Group LLC
7715 Porto Court
Spark, NV 89436

and

Minera Sol de Oro S.A. de C.V
2804 Ohio Street
Chihuahua, Mexico 31214

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Schedule 4.5

Vendors Certificate

In connection with the issuance of shares of common stock (the “Pubco Shares”) of International Gold Corp. (“Pubco”) to the Vendors and/or the Vendors permitted assign, pursuant to that Securities Purchase Agreement dated July 13, 2011 (the “Agreement”), between Pubco and the undersigned as set out in the Agreement, the undersigned hereby agree, acknowledge, represent and warrant that:

Any capitalized term not defined in this Schedule 4.5 shall have the meaning ascribed to it in the Agreement.

1.
none of the Payment Shares have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

2.	Pubco has not undertaken, and will have no obligation, to register any of the Payment Shares under the 1933 Act or any other securities legislation;

3.
the decision to execute this Certificate and acquire the Payment Shares agreed to be purchased has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Pubco and such decision is based entirely upon a review of any public information which has been filed by Pubco with the U.S. Securities and Exchange Commission any Canadian provincial securities commissions, and in compliance, or intended compliance, with applicable securities legislation (collectively, the “Public Record”);

4.	there are risks associated with an investment in the Payment Shares, as more fully described in certain information forming part of the Public Record;

5.
the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the distribution of the Payment Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about Pubco;

6.
the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Payment Shares hereunder have been made available for inspection by the undersigned, the undersigned’s lawyer and/or advisor(s);

7.
all of the information which the undersigned has provided to Pubco is correct and complete as of the date this Certificate is signed, and if there should be any change in such information prior to this Certificate being executed by Pubco, the undersigned will immediately provide Pubco with such information;

8.
Pubco is entitled to rely on the representations and warranties of the undersigned contained in this Certificate and the undersigned will hold harmless Pubco from any loss or damage it or they may suffer as a result of the undersigned’s failure to correctly complete this Certificate;

9.
the undersigned will indemnify and hold harmless Pubco and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever   reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the undersigned contained in this Certificate, or in any document furnished by the undersigned to Pubco in connection herewith being untrue in any material respect or any breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned to Pubco in connection therewith;

1

10.
the undersigned has been advised to consult the undersigned’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Payment Shares and with respect to applicable resale restrictions, and it is solely responsible (and Pubco is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the undersigned is resident in connection with the distribution of the Payment Shares hereunder, and

(ii)	applicable resale restrictions;

11.
the undersigned consents to the placement of a legend or legends on any certificate or other document evidencing any of the Payment Shares setting forth or referring to the restrictions on transferability and sale thereof contained in this Certificate, with such legend(s) to be substantially as follows:

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12 (2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

12.
Pubco has advised the undersigned that Pubco is relying on an exemption from the requirements to provide the undersigned with a prospectus to issue the Payment Shares and, as a consequence of acquiring the Payment Shares pursuant to such exemption, certain protections, rights and remedies provided by the applicable securities legislation of British Columbia including statutory rights of rescission or damages, will not be available to the undersigned;

13.	no securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Payment Shares;

14.	there is no government or other insurance covering any of the Payment Shares;

15.
Pubco will refuse to register the transfer any of the Payment Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable securities laws;

2

16.
this Certificate is not enforceable by the undersigned unless it has been accepted by Pubco, and the undersigned acknowledges and agrees that Pubco reserves the right to reject any Subscription for any reason whatsoever;

17.
the undersigned has the legal capacity and competence to enter into and execute this Certificate and to take all actions required pursuant hereto and, if the undersigned is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Certificate on behalf of the undersigned;

18.
the entering into of this Certificate and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the undersigned or of any agreement, written or oral, to which the undersigned may be a party or by which the undersigned is or may be bound;

19.	the undersigned has duly executed and delivered this Certificate and it constitutes a valid and binding agreement of the undersigned enforceable against the undersigned;

20.	the undersigned has received and carefully read this Certificate;

21.	the undersigned is aware that an investment in Pubco is speculative and involves certain risks, including the possible loss of the entire investment;

22.
the undersigned has made an independent examination and investigation of an investment in the Payment Shares and Pubco and has depended on the advice of its legal and financial advisors and agrees that Pubco will not be responsible in any way whatsoever for the undersigned’s decision to invest in the Payment Shares and Pubco;

23.
the undersigned (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Payment Shares for an indefinite period of time;

24.
the undersigned (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Payment Shares; and (iii) can afford the complete loss of this investment;

25.
the undersigned understands and agrees that Pubco and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Certificate, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the undersigned shall promptly notify Pubco;

26.
all information contained in the Questionnaire, as applicable, is complete and accurate and may be relied upon by Pubco, and the undersigned will notify Pubco immediately of any material change in any such information occurring prior to the Closing;

27.	the undersigned is not an underwriter of, or dealer in, the Shares, nor is the undersigned participating, pursuant to a contractual agreement or otherwise, in the distribution of the Payment Shares;

28.
the undersigned understands and agrees that there may be material tax consequences to the undersigned of an acquisition or disposition of the Payment Shares. Pubco gives no opinion and makes no representation with respect to the tax consequences to the undersigned under federal, state, provincial, local or foreign tax law of the undersigned’s acquisition or disposition of the Payment Shares. In particular, no determination has been made whether Pubco will be a “passive foreign investment company” within the meaning of Section 1291 of the United States Internal Revenue Code.

3

29.
the undersigned is not aware of any advertisement of any of the Payment Shares and is not acquiring the Payment Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

30.	no person has made to the undersigned any written or oral representations:

(iii)	that any person will resell or repurchase any of the Payment Shares,

(iv)	that any person will refund the purchase price of any of the Payment Shares, or

(v)	as to the future price or value of any of the Payment Shares, and

31.
the undersigned acknowledges and agrees that Pubco shall not consider the undersigned’s Subscription for acceptance unless the undersigned provides to Pubco, along with an executed copy of this Certificate:

(i)	fully completed and executed Questionnaire in the form attached hereto as Appendix I, and

(ii)	such other supporting documentation that Pubco or its legal counsel may request to establish the undersigned’s qualification as a qualified investor.

32.
In this Certificate, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Certificate includes any person in the United States.

N WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of __________________, 2011.

Z & G ENTERPRISES LLC

Per:

Authorized Signatory

APEX CONSOLIDATED LLC

Per:

Authorized Signatory

4

Appendix I

This Questionnaire is for use by each Vendor who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”) and has indicated an interest in receiving Payment Shares of International Gold Corp. (the “Company”).  The purpose of this Questionnaire is to assure the Company that each Vendor will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws.  The Company will rely on the information contained in this Questionnaire for the purposes of such determination.  The Payment Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act.  This Questionnaire is not an offer of the Payment Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential.  However, by signing and returning this Questionnaire, each Vendor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Payment Shares hereunder.

The Vendor covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Vendor satisfies.)
_______	Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

_______	Category 2
A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000 excluding the value of the primary residence of such person(s) and the related amount of indebtedness secured by the primary residence up to its fair market value.

_______	Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______	Category 4
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).
_______	Category 6	A director or executive officer of the Company.
_______	Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

If the Vendor is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

_____________________________________________________________________________________

The Vendor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Vendor will notify the Company promptly of any change in any such information.  If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Vendor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of __________________, 2011.

Z & G ENTERPRISES LLC

Per:

Authorized Signatory

APEX CONSOLIDATED LLC

Per:

Authorized Signatory

A-1

Schedule 6.9

Personal Information of the Shareholders

1